Exhibit 5.1

December 6, 2022

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

Re:	Registration Statement on Form S-1 File No. 333-268278 of Grom Social Enterprises, Inc.

Ladies and Gentlemen:

We have acted as counsel to you, Grom Social Enterprises, Inc. (the “Company”), a Florida corporation, in connection with the registration statement on Form S-1 (File No. 333-268278) filed by the Company on November 9, 2022 (as amended to date, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for a proposed offering of up to $10,000,000 worth of:

(i)	shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share (the “Common Shares”);
(ii)	prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants”);
(iii)	shares of Common Stock issuable upon exercise of the Prefunded Warrants (the “Prefunded Warrant Shares”);
(iv)	non-prefunded warrants to purchase shares of Common Stock (the “Non-Prefunded Warrants”);
(v)	shares of Common Stock issuable upon exercise of the Non-Prefunded Warrants (the “Non-Prefunded Warrant Shares”);
(vi)	shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Shares,” together with the Common Shares, the “Shares”);
(vii)	prefunded warrants to purchase shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Prefunded Warrants”);
(viii)	shares of Common Stock issuable upon exercise of the Over Allotment Prefunded Warrants (the “Over Allotment Prefunded Warrant Shares”);
(ix)	Non-Prefunded Warrants to purchase shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Non-Prefunded Warrants,” together with the Prefunded Warrants, the Non-Prefunded Warrants and the Over Allotment Prefunded Warrants, the “Warrants”); and
(x)	Common Stock issuable upon exercise of the Over Allotment Non-Prefunded Warrants (the “Over Allotment Non-Prefunded Warrant Shares,” together with the Prefunded Warrant Shares, the Non-Prefunded Warrant Shares and the Over Allotment Prefunded Warrant Shares, the “Warrant Shares”).

1

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the articles of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date; and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable;
(ii)	the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
(iii)	the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable

The opinion expressed herein is limited to the laws of the State of Florida, including the Constitution of the State of Florida, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the States of New York and New Jersey and our opinions herein assume the laws of the State of Florida as applied here are the same as in those jurisdictions. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP

2